UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2008
LIBERTY PROPERTY TRUST
LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland	1-13130	23-7768996
Pennsylvania	1-13132	23-2766549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway
Malvern, PA	19355

(Address of principal executive offices)	(Zip Code)
Registrants’ telephone, including area code: (610) 648-1700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 8.01 Other Events.
     On December 18, 2008, Liberty Property Trust (the “Company”) and Liberty Property Limited Partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Citigroup Global Markets Inc. (the “Agent”) pursuant to which the Company agreed to sell, under its Registration Statement on Form S-3 (File No. 333-150737), effective May 8, 2008, up to an aggregate sales price of $150,000,000 of its common shares of beneficial interest, $0.001 par value (“Common Shares”), through the Agent or to the Agent as principal. Sales of the common shares made pursuant to the Equity Distribution Agreement, if any, will be made on the New York Stock Exchange by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by the Company and the Agent. The Equity Distribution Agreement is filed as Exhibit 1.1 to this Report.
     The Company filed a prospectus supplement regarding the offering contemplated by the Equity Distribution Agreement. The prospectus supplement included the following disclosure regarding certain developments in the Company’s business:
RECENT DEVELOPMENTS
     As we have previously disclosed in filings with the Securities and Exchange Commission, we have been substituted for Republic Property Trust, or Republic, which we acquired on October 4, 2007, as a party in litigation. The litigation arises out of a dispute between Republic and certain parties, two of whom, Richard Kramer and Steven Grigg, were members of Republic’s Board of Trustees and “founders” of Republic. The dispute includes claims arising from the termination of a development arrangement in West Palm Beach, Florida and an attempt by Republic to acquire a certain office property from an entity controlled by the aforementioned related parties pursuant to an option agreement entered into at the time of Republic’s formation. The litigation has been summarized in previous filings. Material developments in the litigation are summarized below.
     As noted in prior filings, Republic filed a lawsuit against Messrs. Kramer and Grigg and Republic Properties Corporation in the United States District Court for the District of Columbia (the “Court”). Republic Properties Corporation, Messrs. Kramer and Grigg filed motions to dismiss this lawsuit. On March 31, 2008, the Court granted the motion to dismiss. We filed a motion for reconsideration of the grant of the motion to dismiss. On August 13, 2008, the Court denied the motion for reconsideration. We have appealed the Court’s decision.
     As noted in prior filings, Republic filed a lawsuit against 25 Massachusetts Avenue Property LLC, or 25 Mass, which was the owner of Republic Square I, an office property located in Washington, D.C., in the Court of Chancery in the State of Delaware. The matter was tried in 2007. On April 7, 2008, the Court of Chancery issued an opinion concluding that neither party was entitled to relief and ordering that the lis pendens be lifted. On April 15, 2008, 25 Mass filed a notice of appeal from dismissal of its counterclaims. The parties have fully briefed 25 Mass’ appeal to the Delaware Supreme Court, to which all appeals are made. Oral argument in this matter was made before the Delaware Supreme Court on November 12, 2008. On November 25, 2008, the Delaware Supreme Court remanded the matter to Court of Chancery in order for the Court of Chancery to consider 25 Mass’ claimed breach of the Option Agreement based on (i) liability for breach of the implied duty of good faith and fair dealing; and (ii) liability for breach of the “further assurances” clause of the option agreement. We believe the Court of Chancery will clarify its ruling on these matters in our favor, but there can be no assurance that will be the case.
     On December 12, 2008, 25 Mass filed a complaint in the Superior Court for the District of Columbia, alleging that 25 Mass had entered a purchase and sale agreement with a third party for the sale of Republic Square I, and that Republic’s lawsuit and its lis pendens, described above, prevented a closing by which Republic Square I could be sold under the terms of that purchase and sale agreement. The December 12, 2008 lawsuit alleges that by so doing, Republic committed tortious interference with contract, tortious interference with prospective contractual relations, malicious prosecution, abuse of process and a violation of the D.C. lis pendens statute. The filed complaint seeks “no less than $85 million” in compensatory damages, and “no less than $85 million” in punitive damages, and attorneys’ fees for an improperly filed lis pendens under D.C. Code § 42-1207(d). We believe that these claims are without merit and intend to defend vigorously against this litigation.
RISK FACTORS
Recent developments in the general economy have affected some of our existing tenants, and could have an adverse impact on our ability to collect rent or renew leases with these tenants, resulting in a negative effect on our cash flow from operations and inhibiting growth.
     Recent developments in the general economy and the global credit markets have had a significant adverse effect on many companies in numerous industries, particularly the financial services and banking industries. We have tenants in these industries which may be experiencing these adverse effects. For example, GMAC Mortgage Corporation occupies a 450,000 square foot office facility that we developed for GMAC Mortgage in Fort Washington, Pennsylvania. As disclosed by GMAC Mortgage, it has been engaged in efforts to potentially ameliorate the effects of the current economic situation on GMAC Mortgage. Should GMAC Mortgage, or any of our other tenants that may experience a downturn in its business that weakens its financial condition, delay lease commencement, fail to make rental payments when due, become insolvent or declare bankruptcy, the result could be a termination of the tenant’s lease and material losses to us. Our cash flow from operations and our ability to make expected distributions to our shareholders and service our indebtedness could, in such a case, be adversely affected.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

Exhibit
Number	Exhibit Title

1.1	Equity Distribution Agreement, dated December 18, 2008, by and among the Company, the Operating Partnership and the Agent.

5.1	Opinion of Saul Ewing LLP, dated December 18, 2008.

8.1	Opinion of WolfBlock LLP, dated December 18, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

By:	/s/ James J. Bowes

James J. Bowes
Secretary and General Counsel

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	Liberty Property Trust, its sole General Partner

By:	/s/ James J. Bowes

James J. Bowes
Secretary and General Counsel
Dated: December 18, 2008

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

1.1	Equity Distribution Agreement, dated December 18, 2008, by and among the Company, the Operating Partnership and the Agent.

5.1	Opinion of Saul Ewing LLP, dated December 18, 2008.

8.1	Opinion of WolfBlock LLP, dated December 18, 2008.